Exhibit 23.2

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 16, 2021, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-260693) and related Prospectus of ESS Tech, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Portland, Oregon

December 9, 2021